EXHIBIT I

EIB GROUP

Consolidated balance sheet as at 30 June 2003

In EUR ’000

Assets			30.06.2003 (unaudited)		31.12.2002
1.	Cash in hand, balances with central banks and post office banks		22,095		16,100

2.	Treasury bills eligible for refinancing with central banks		1,526,542		1,530,847

3.	Loans and advances to credit institutions (Note B)
	a) repayable on demand	415,700		118,433
	b) other loans and advances	15,575,578		9,947,089
	c) loans	94,241,688		92,414,790

			110,232,966		102,480,312

4.	Loans and advances to customers (Note B)
	Loans	106,898,342		103,506,204
	Specific provisions	- 175,000		- 175,000

			106,723,342		103,331,204

5.	Debt securities including fixed-income securities
	a) issued by public bodies	2,940,220		3,376,557
	b) issued by other borrowers	5,540,980		6,057,698

			8,481,200		9,434,255

6.	Shares & other variable-yield securities		874,841		888,286

7.	Intangible assets		9,306		9,848

8.	Property, furniture and equipment		114,761		117,645

9.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance	82		282
	b) sundry debtors	515,189		1,088,401
	c) Positive replacement values	11,462,333		13,594,484

			11,977,604		14,683,167

10.	Prepayments and accrued income		2,230,532		2,185,440

			242,193,189		234,677,104
The bracketed notes refer to the Notes to the Consolidated Financial Statements

Liabilities			30.06.2003 (unaudited)		31.12.2002
1.	Amounts owed to credit institutions

	a) repayable on demand	0		0

	b) with agreed maturity dates or periods of notice	693,609		1,182,667

			693,609		1,182,667

2.	Debts evidenced by certificates (Note C)
	a) debt securities in issue	197,516,494		193,210,101
	b) others	840,719		898,071

			198,357,213		194,108,172
3.	Other liabilities
	a) interest subsidies received in advance	274,334		289,954
	b) sundry creditors	691,649		1,036,001
	c) sundry liabilities	47,262		46,994
	d) Currency swap contracts adjustment account	5,107,656		3,549,176
	e) Negative replacement values	7,725,705		5,446,623

			13,846,606		10,368,748

4.	Accruals and deferred income		3,606,085		3,896,429

5.	Provisions for liabilities and charges

	- Staff pension fund	538,813		517,755
	- Provision for guarantees issued	42,796		42,357

			581,609		560,112
6.	Minority interests		218,647		217,732

7.	Capital
	Subscribed	150,000,000		100,000,000
	Uncalled	- 142,500,000		- 94,000,000

			7,500,000		6,000,000

8.	Consolidated reserves
	a) reserve fund	12,217,060		10,000,000
	b) additional reserves	1,089,699		3,571,323
	c) special supplementary reserves	750,000		750,000

			14,056,759		14,321,323

9.	Funds allocated to structured finance facility		250,000		250,000
10.	Funds allocated to venture capital operations		1,368,770		1,499,091
11.	Fund for general banking risks after appropriation		1,105,000		1,105,000
12.	Profit for the financial year
	before appropriation	608,891		1,192,830
	appropriation for the year to Fund for general banking risks	0		- 25,000

	profit to be appropriated		608,891		1,167,830

			242,193,189		234,677,104

Off-balance-sheet items

		30.06.2003 (unaudited)		31.12.2002
Commitments
- EBRD capital
. Uncalled		442,500		442,500
. To be paid in		16,875		25,313
- Undisbursed loans (Note B)

. Credit institutions	7,323,135		7,412,732
. Customers	29,937,833		29,109,614

		37,260,968		36,522,346
- Undisbursed venture capital operations		1,173,057		1,241,625

Guarantees
. In respect of loans granted by third parties		1,941,816		1,914,976
. In respect of venture capital operations		62,514		64,810
Fiduciary operations		3,024,368		2,945,786
Assets held on behalf of third parties
- Growth and environment	5,893		6,714
- SME Guarantee Facility	90,645		105,795
- European Technology Facility	37,203		89,740
- Map Equity	16,890		18,104
- Map Guarantee	5,671		6,728
- Seed Capital Action	102		100

		156,404		227,181

Guarantee Fund treasury management		1,680,779		1,646,292
Securities received as collateral with respect to derivatives exposure		4,651,127		4,458,616
Special deposits for service of borrowings		216,283		284,367

Securities portfolio
. Securities receivable		10,407		17,776
. Securities payable		52,022		18,132
Nominal value of interest-rate swap and deferred rate-setting contracts		143,443,483		128,418,546

Nominal value of currency swap contracts payable		49,468,134		42,046,481

Nominal value of currency swap contracts receivable		44,315,454		40,793,728

Put option granted to EIF minority shareholders		247,275		247,275

Borrowings arranged but not yet signed		1,537,733		889,175

Consolidated profit and loss account

For the period ended 30 June 2003

in EUR ’000

			30.06.2003		30.06.2002		31.12.2002
			(Unaudited)		(Unaudited)

1.	Interest receivable and similar income		4,459,755		4,884,227		9,799,939

2.	Interest payable and similar charges		- 3,595,754		- 4,033,387		- 8,129,050

3.	Commission receivable		16,563		15,815		34,066

4.	Commission payable		- 220		- 330		- 652

5.	Result on financial operations		- 79,153		- 44,563		- 108,919

6.	Other operating income		9,982		3,143		10,270

7.	General administrative expenses		- 113,533		- 98,184		- 232,923
	a) staff costs	84,581		77,986		169,452
	b) other administrative costs	28,952		20,198		63,471

8.	Value adjustments in respect of		- 7,919		- 7,950		- 18,445
	a) intangible assets	1,496		2,047		4,787
	b) tangible assets	6,423		5,903		13,658

9.	Value adjustment on venture capital operations		- 73,506		- 53,636		- 117,594

10.	Value adjustment on shares and other variable yield securities		0		0		- 10,189

11.	Transfer to provision for guarantees issued		- 3,586		- 4,455		- 26,427

12.	Net profit from ordinary activities		612,629		660,680		1,200,076

13.	Minority interests		- 3,738		- 4,798		- 7,246

14.	Profit for the financial year		608,891		655,882		1,192,830

15.	Appropriation to Fund for general banking risks		0		0		- 25,000

16.	Profit to be appropriated		608,891		655,882		1,167,830

Consolidated cash flow statement as at 30 June 2003

In EUR ’000

		30.06.2003	30.06.2002
		(unaudited)	(unaudited)
A.	Cash flows from operating activities :
	Profit for the financial year	608,891	655,882
	Adjustments :
	Transfer to provision for guarantees issued	439	4,455
	Value adjustments on tangible and intangible assets	7,919	7,950
	Value adjustment on venture capital operations	73,506	53,636
	Exchange adjustment not subject to Article 7	- 459	- 612
	(Decrease)/Increase in accrued interest and commissions payable and interest received in advance	- 290,344	1,329,271
	Decrease in accrued interest and commissions receivable	- 45,092	- 1,485,738
	Investment portfolio amortisation	406	- 376
	Changes in replacement values	4,346,797	6,302,241
	Profit on operating activities :	4,702,063	6,866,709

	Net increase in loans	- 10,543,983	- 5,817,967
	Net balance on NCI operations	7,349	6,128
	Increase in treasury portfolio	- 158,238	- 572,582
	Increase in venture capital operations	- 50,344	- 95,887
	Increase in shares and other variable yield securities	992	0
	Decrease in securitised loans	888,256	22,528

	Net cash from operating activities	- 5,153,905	408,928

B.	Cash flows from investing activities :
	EBRD shares paid up	- 8,437	- 8,438
	Sales of securities	130,520	191,548
	Purchases of securities	- 146,598	- 174,401
	Increases in land, buildings and furniture	- 3,439	- 27,903
	Increases in intangible fixed assets	- 1,054	- 3,310
	Other (decreases)/increases in assets	124,282	- 62,280

	Net cash from investing activities	95,274	- 84,784

C.	Cash flows from financing activities :

	Issue of borrowings	31,437,465	24,667,991
	Redemption of borrowings	- 14,119,192	- 9,700,195
	(Decrease)/Increase in currency swaps payable	- 307,692	109,951
	IAS 39 borrowings adjustments	- 3,935,500	- 6,111,808
	Decrease in commercial paper	- 1,047,737	- 1,520,379
	Decrease in amounts owed to credit institutions	- 489,058	- 224,175
	Other decreases in liabilities	- 337,731	- 68,264

	Net cash from financing activities	11,200,555	7,153,121

Summary statement of cash flows

Cash and cash equivalents at 1st of January	13,913,829	12,373,408

Net cash from :
(1) operating activities	- 5,153,905	408,928
(2) investing activities	95,274	- 84,784
(3) financing activities	11,200,555	7,153,121

Effects of exchange rate changes on cash and cash equivalents	- 452,635	- 493,459

Cash and cash equivalents at 30th June	19,603,118	19,357,215

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	22,095	25,699
Bills maturing within three months of issue	3,589,745	3,072,223
Loans and advances to credit institutions :
-accounts repayable on demand	415,700	413,549
-term deposits accounts	15,575,578	15,845,744
	19,603,118	19,357,215

Statement of movements in consolidated own funds as at 30 June 2003

(in EUR ’000)

	30.06.2003	31.12.2002
Share Capital
Subscribed capital	150,000,000	100,000,000
Uncalled	- 142,500,000	- 94,000,000
Paid-in capital	7,500,000	6,000,000

Consolidated reserves and profit for the year:

Reserve fund
Balance at beginning of the year	10,000,000	10,000,000
Transfer from Additional reserves	2,217,060	0
Appropriation of prior year’s profit	1,424,189	0
Balance at end of the year	13,641,249	10,000,000

Additional reserves
Balance at beginning of the year without IAS adjustments	3,711,915	3,181,985
Cumulative adjustments arising from the application of IAS 39	- 140,592	- 114,617

Balance at beginning of the year with IAS adjustments	3,571,323	3,067,368
Appropriation of prior year’s profit	- 126,037	529,930
Transfer to Paid in capital	- 1,500,000	0
Transfer to Reserve fund	- 2,217,060	0
Changes in fair value during the year	- 62,716	- 25,975
Balance at end of the year	- 334,490	3,571,323

Special supplementary reserves
Balance at beginning of the year	750,000	0
Appropriation of prior year’s profit	0	750,000
Balance at end of the year	750,000	750,000

Fund for general banking risks
Balance at beginning of the year	1,080,000	935,000
Appropriation of prior year’s profit	25,000	145,000
Balance at end of the year	1,105,000	1,080,000

Funds allocated to structured finance facility
Balance at beginning of the year	250,000	250,000
Appropriation of prior year’s profit	0	0
Balance at end of the year	250,000	250,000

Funds allocated to venture capital operations
Balance at beginning of the year	1,499,091	1,500,000
Appropriation of prior year’s profit	- 130,321	- 909
Balance at end of the year	1,368,770	1,499,091

Profit for the year	608,891	1,192,830

Consolidated reserves and profit for the year:	17,389,420	18,343,244

Total consolidated own funds	24,889,420	24,343,244

European Investment Bank

Appendix I – June 30, 2003

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM

FINANCIAL STATEMENTS

NOTE A	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2003 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2003 and December 31, 2002 are prepared on a consolidated basis.

In the opinion of management, all normal recurring accruals and adjustments for the impairment of venture capital operations considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2003. The profit for the six-month period ended June 30, 2003 is not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

The unaudited condensed consolidated financial statements as at and for the periods ended June 30, 2003 and the financial statements as at and for the year ended December 31, 2002 were prepared in accordance with International Financial Reporting Standards (IFRS).

Certain prior-year figures have been reclassified to conform with the current year’s presentation.

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2002.

NOTE B	Loans & Advances to Customers

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	94,241,688	106 898 342	201,140,030

- Undisbursed portion	7,323,135	29,937,833	37,260,968

Aggregate loans granted	101,564,823	136,836,175	238,400,998

European Investment Bank

Appendix I – June 30, 2003

NOTE C	Long Term Obligations

[See following page for summary statement of debts.]

NOTE D	Commitment

Commitment to purchase the remaining EIF shares at a fixed future price.

Under the terms of this put option, the EIB is offering to buy these shares from the EIF’s other shareholders in four years for a price of EUR 315,000 per share.

This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at June 30, 2003 does not require any provision to be made by the Bank as a result of this commitment.

NOTE C—SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2003

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
	OUTSTANDING AT 31.12.2002	AVERAGE RATE	OUTSTANDING AT 30.06.2003	AVERAGE RATE	DUE DATES	AMOUNTS PAYABLE (+) OR RECEIVABLE(-)				OUTSTANDING AT 31.12.2002	OUTSTANDING AT 30.06.2003
PAYABLE IN						31.12.2002	AVERAGE RATE	30.06.2003	AVERAGE RATE
EUR	77,303,117	5.13	83,714,198	4.79	2003/2030	31,127,088 +	3.12	32,805,565 +	2.35	108,430,205	116,519,763

GBP	48,068,756	6.17	47,597,795	5.95	2003/2040	4,008,082 -	3.79	3,682,392 -	3.34	44,060,674	43,915,403
DKK	363,451	5.26	363,397	5.26	2003/2010	90,928 +	2.80	16,887 -	1.91	454,379	346,510
SEK	203,763	5.70	390,861	4.54	2004/2009	1,178,448 +	3.70	1,447,287 +	2.86	1,382,211	1,838,148

USD	44,451,612	5.09	46,555,598	4.49	2003/2033	17,553,055 -	1.94	17,606,664 -	1.52	26,898,557	28,948,934
CHF	3,199,532	3.61	3,027,535	3.54	2003/2014	56,114 -	5.85	52,432 -	5.85	3,143,418	2,975,103
JPY	4,052,721	3.56	4,221,658	3.64	2003/2033	1,749,289 -	-0.16	2,703,364 -	-0.16	2,303,432	1,518,294
NOK	604,761	5.99	735,516	6.00	2004/2008	426,082 -	6.55	604,088 -	4.19	178,679	131,428
CAD	619,336	7.71	467,561	7.69	2003/2008	558,912 -	0.00	403,070 -	0.00	60,424	64,491
AUD	1,533,196	5.03	1,662,187	5.03	2005/2005	1,533,197 -	0.00	1,662,187 -	0.00
CZK	477,808	6.02	986,374	5.13	2004/2028	298,800 +	2.36	72,723 +	2.05	776,608	1,059,097
HKD	1,179,981	6.97	858,490	6.16	2004/2010	1,179,981 -	0.00	858,490 -	0.00
NZD	100,125	6.50	102,202	6.50	2004/2007	100,125 -	0.00	102,202 -	0.00
ZAR	727,895	12.20	744,293	11.82	2003/2018	429,651 -	12.91	418,030 -	11.23	298,244	326,263
HUF	311,059	9.09	281,310	8.22	2003/2012	120,166 -	-8.39	5,941 -	7.01	190,893	275,369
PLN	430,714	10.93	308,632	9.90	2004/2017	261,225 -	0.00	178,757 -	0.00	169,489	129,875
TWD	1,289,507	4.51	1,036,531	4.25	2004/2013	1,289,508 -	0.00	1,036,531 -	0.00
SKK			47,737	4.83	2023/2023	113,245 +	8.29	113,117 +	8.29	113,245	160,854

Negative fair value adjustment (IAS 39)	9,190,838		5,255,338

TOTAL	194,108,172		198,357,213

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : 1 431 million). All such borrowings are hedged in full through swap operations.

EIB

Balance sheet as at 30 June 2003

In EUR ’000

Assets			30.06.2003 (Unaudited)		31.12.2002
1.	Cash in hand, balances with central banks and post office banks		22,095		16,100

2.	Treasury bills eligible for refinancing with central banks		1,401,621		1,398,458

3.	Loans and advances to credit institutions (Note B)
	a) repayable on demand	406,441		107,236
	b) other loans and advances	15,539,878		9,932,089
	c) loans	94,241,688		92,414,790

			110,188,007		102,454,115

4.	Loans and advances to customers (Note B)
	Loans	105,835,641		102,782,927
	Specific provisions	- 175,000		- 175,000

			105,660,641		102,607,927

5.	Debt securities including fixed-income securities
	a) issued by public bodies	2,775,397		3,229,725
	b) issued by other borrowers	5,340,920		5,831,782

			8,116,317		9,061,507

6.	Shares & other variable-yield securities		828,240		839,200

7.	Participating interests (Note C)		269,942		269,942

8.	Intangible assets		9,306		9,848

9.	Property, furniture and equipment		109,581		112,705

10.	Other assets
	a) receivable in respect of EMS interest subsidies paid in advance	82		283
	b) sundry debtors	527,978		1,106,822

			528,060		1,107,105

11.	Prepayments and accrued income		3,042,615		2,892,516

			230,176,425		220,769,423
The bracketed notes refer to the Notes to the Financial Statements

Liabilities			30.06.2003 (Unaudited)		31.12.2002
1.	Amounts owed to credit institutions
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	693,609		1,182,667

			693,609		1,182,667
2.	Debts evidenced by certificates (Note D)
	a) debt securities in issue	192,261,156		184,019,263
	b) others	840,719		898,071

			193,101,875		184,917,334
3.	Other liabilities
	a) interest subsidies received in advance	274,334		289,954
	b) sundry creditors	693,737		1,036,001
	c) sundry liabilities	43,742		45,690
	d) Currency swap contracts adjustment account	5,107,656		3,549,176

			6,119,469		4,920,821

4.	Accruals and deferred income		4,400,910		4,599,543

5.	Provisions for liabilities and charges
	Staff pension fund	537,964		517,205
	Provision for guarantees issued	16,835		16,835

			554,799		534,040

6.	Fund for general banking risks		1,105,000		1,105,000

7.	Capital
	Subscribed	150,000,000		100,000,000
	Uncalled	- 142,500,000		- 94,000,000

			7,500,000		6,000,000

8.	Reserves
	a) reserve fund	13,641,249		10,000,000
	b) additional reserves	0		3,717,060
	c) special supplementary reserves	750,000		750,000

			14,391,249		14,467,060

9.	Funds allocated to structured finance facility		250,000		250,000
10.	Funds allocated to venture capital operations		1,368,770		1,499,091

11.	Profit for the financial year		690,744		1,293,867

			230,176,425		220,769,423

Off-balance-sheet items

		30.06.2003 (Unaudited)		31.12.2002
Commitments
- EBRD capital
. Uncalled		442,500		442,500
. To be paid in		16,875		25,313
- EIF capital
. Uncalled		972,000		972,000

- Undisbursed loans (Note B)
. Credit institutions	7,323,135		7,412,732
. Customers	29,937,833		29,109,614

		37,260,968		36,522,346
- Undisbursed venture capital operations		1,102,063		1,166,113

Guarantees
. In respect of loans granted by third parties		379,182		401,626
. In respect of venture capital operations		62,514		64,810
EIF treasury management		534,170		530,034
Guarantee Fund treasury management		1,680,779		1,646,292

Securities received as collateral with respect to derivatives exposure		4,651,127		4,458,616
Special deposits for service of borrowings		216,283		284,367

Securities portfolio
. Securities receivable		10,407		17,776
. Securities payable		52,022		18,132

Nominal value of interest-rate swap and deferred rate-setting contracts		143,443,483		128,418,546

Nominal value of currency swap contracts payable		49,468,134		46,633,273

Nominal value of currency swap contracts receivable		44,315,454		43,084,097

Borrowings arranged but not yet signed		1,537,733		889,175

Profit and loss account

For the year ended 30 June 2003

In EUR ’000

			30.06.2003		30.06.2002		31.12.2002
			(Unaudited)		(Unaudited)

1-	Interest receivable and similar income		4,446,685		4,870,662		9,773,256

2-	Interest payable and similar charges		- 3,595,682		- 4,033,279		- 8,128,699

3-	Income from participating interests		4,556		9,477		9,477

4-	Commission receivable		9,108		10,307		20,515

5-	Commission payable		- 3,870		- 3,567		- 7,402

6-	Result on financial operations		3,198		17,449		24,465

7-	Other operating income		10,426		3,180		12,434

8-	General administrative expenses		- 108,659		- 94,326		- 226,125
	a) staff costs	80,645		75,339		163,348
	b) other administrative costs	28,014		18,987		62,777

9-	Value adjustments in respect of		- 7,742		- 7,755		- 18,061
	a) intangible assets	1,496		2,047		4,787
	b) tangible assets	6,246		5,708		13,274

10-	Value adjustment on venture capital operations		- 67,252		- 50,100		- 106,253

11-	Transfer to provision for guarantees issued		- 2,297		0		- 25,216

12-	Value adjustment on shares and other variable yield securities		2,273		0		- 10,189

13-	Extraordinary income		0		0		665

14-	Transfer to Fund for general banking risks		0		0		- 25,000

15-	Extraordinary charges		0		0		0

16-	Profit for the financial year		690,744		722,048		1,293,867

Page19

Cash flow statement as at 30 June 2003

In EUR ’000

		30.06.2003	30.06.2002
		(unaudited)	(unaudited)
A.	Cash flows from operating activities :
	Profit for six month period	690,744	722,048
	Adjustments :
	Value adjustments on tangible and intangible assets	7,742	7,755
	Value adjustment on shares and other variable yield securities	- 2,273	0
	Value adjustment on venture capital operations	67,252	50,100
	Exchange adjustment not subject to Article 7	- 459	- 612
	Decrease in accrued interest and commissions payable and interest received in advance	- 198,633	- 101,788
	Decrease in accrued interest and commissions receivable	- 150,099	- 49,726
	Investment portfolio amortisation	- 223	- 1,018

	Profit on operating activities :	414,051	626,759

	Net loan disbursements	- 17,263,509	- 16,957,088
	Repayments	7,058,949	11,262,341
	Net balance on NCI operations	7,349	6,128
	Increase in treasury portfolios	- 163,585	- 575,603
	Increase in venture capital operations	- 46,575	- 90,396
	Decrease in shares and other variable yield securities	992	0
	Decrease in securitised loans	888,256	22,528

	Net cash from operating activities	- 9,104,072	- 5,705,332

B.	Cash flows from investing activities :
	EBRD shares paid up	- 8,437	- 8,438
	Sales of securities	102,418	174,865
	Purchases of securities	- 107,500	- 174,401
	Increases in land, buildings and furniture	- 3,122	- 27,802
	Increases in intangible fixed assets	- 953	- 3,411
	Other (decreases)/increases in assets	129,915	- 38,812

	Net cash from investing activities	112,321	- 78,000

C.	Cash flows from financing activities :
	Issue of borrowings	31,437,465	24,667,991
	Redemption of borrowings	- 14,119,192	- 9,700,195
	Increase/(decrease) in currency swaps payable	- 307,692	109,951
	(Decrease)/increase in commercial paper	- 1,047,737	- 1,520,379
	(Decrease)/increase in amounts owed to credit institutions	- 489,058	- 224,175
	Other increases in liabilities	- 339,073	- 66,905

	Net cash from financing activities	15,134,713	13,266,288

Summary statement of cash flows

Cash and cash equivalents at 1st of January	13,812,332	12,261,325

Net cash from :
(1) operating activities	- 9,104,072	- 5,705,332
(2) investing activities	112,321	- 78,000
(3) financing activities	15,134,713	13,266,288

Effects of exchange rate changes on cash and cash equivalents	- 452,635	- 493,459

Cash and cash equivalents at 30th June	19,502,659	19,250,823

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	22,095	25,699
Bills maturing within three months of issue	3,534,245	3,019,223
Loans and advances to credit institutions :
-accounts repayable on demand	406,441	405,157
-term deposits accounts	15,539,878	15,800,744

	19,502,659	19,250,823

European Investment Bank

Appendix I – June 30, 2003

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL

STATEMENTS

NOTE A	Basis of Presentation

The accompanying unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2003 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2003. The profit for the six-month period ended June 30, 2003 is not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

These unaudited condensed financial statements as at and for the periods ended June 30, 2003 and the financial statements as at and for the year ended December 31, 2002 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting.

Certain prior-year figures have been reclassified to conform with the current year’s presentation.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2002.

NOTE B	Loans & Advances to Customers

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	94,241,688	105,835,641	200,077,329

- Undisbursed portion	7,323,135	29,937,833	37,260,968

Aggregate loans granted	101,564,823	135,773,474	237,338,297

European Investment Bank

Appendix I – June 30, 2003

NOTE C	Participating interests

•	This item for EUR 269,941,795 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,215,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

The Bank holds 60.75% of the EIF’s subscribed capital as at June 30, 2003.

•	Commitment to purchase the remaining EIF shares at a fixed future price.

Under the terms of this put option, the EIB is offering to buy these shares from the EIF’s other shareholders in four years for a price of EUR 315,000 per share.

This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at June 30, 2003 does not require any provision to be made by the Bank as a result of this commitment.

NOTE D	Long Term Obligations

[See following page for summary statement of debts.]

NOTE D—SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2003

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2002	AVERAGE RATE	OUTSTANDING AT 30.06.2003	AVERAGE RATE	DUE DATES	31.12.2002	AVERAGE RATE	30.06.2003	AVERAGE RATE	OUTSTANDING AT 31.12.2002	OUTSTANDING AT 30.06.2003

EUR	77,303,117	5.13	83,714,198	4.79	2003/2030	31,127,088 +	3.12	32,805,565 +	2.35	108,430,205	116,519,763

GBP	48,068,756	6.17	47,597,795	5.95	2003/2040	4,008,082 -	3.79	3,682,392 -	3.34	44,060,674	43,915,403
DKK	363,451	5.26	363,397	5.26	2003/2010	90,928 +	2.80	16,887 -	1.91	454,379	346,510
SEK	203,763	5.70	390,861	4.54	2004/2009	1,178,448 +	3.70	1,447,287 +	2.86	1,382,211	1,838,148

USD	44,451,612	5.09	46,555,598	4.49	2003/2033	17,553,055 -	1.94	17,606,664 -	1.52	26,898,557	28,948,934
CHF	3,199,532	3.61	3,027,535	3.54	2003/2014	56,114 -	5.85	52,432 -	5.85	3,143,418	2,975,103
JPY	4,052,721	3.56	4,221,658	3.64	2003/2033	1,749,289 -	-0.16	2,703,364 -	-0.16	2,303,432	1,518,294
NOK	604,761	5.99	735,516	6.00	2004/2008	426,082 -	6.55	604,088 -	4.19	178,679	131,428
CAD	619,336	7.71	467,561	7.69	2003/2008	558,912 -	0.00	403,070 -	0.00	60,424	64,491
AUD	1,533,196	5.03	1,662,187	5.03	2005/2005	1,533,197 -	0.00	1,662,187 -	0.00
CZK	477,808	6.02	986,374	5.13	2004/2028	298,800 +	2.36	72,723 +	2.05	776,608	1,059,097
HKD	1,179,981	6.97	858,490	6.16	2004/2010	1,179,981-	0.00	858,490 -	0.00
NZD	100,125	6.50	102,202	6.50	2004/2007	100,125 -	0.00	102,202 -	0.00
ZAR	727,895	12.20	744,293	11.82	2003/2018	429,651 -	12.91	418,030 -	11.23	298,244	326,263
HUF	311,059	9.09	281,310	8.22	2003/2012	120,166 -	-8.39	5,941 -	7.01	190,893	275,369
PLN	430,714	10.93	308,632	9.90	2004/2017	261,225 -	0.00	178,757 -	0.00	169,489	129,875
TWD	1,289,507	4.51	1,036,531	4.25	2004/2013	1,289,508 -	0.00	1,036,531 -	0.00
SKK			47,737	4.83	2023/2023	113,245 +	8.29	113,117 +	8.29	113,245	160,854

TOTAL	184,917,334		193,101,875

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : 1 431 million). All such borrowings are hedged in full through swap operations.